UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 13, 2011
DATE OF EARLIEST EVENT REPORTED: January 5, 2011

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 5, 2011, Blast Energy Services, Inc. (the “Company”, “Blast”, “we” or “us”) and Berg McAfee Companies, LLC, a significant shareholder of the Company (”BMC”), agreed to (a) enter into Amendment No. 1 to the February 27, 2008 Promissory Note, pursuant to which the Company owes BMC, $1,120,000 (the “Amended Note”); and (b) to amend the terms of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) to provide for a reduction in the conversion price of such Preferred Stock from $0.50 per share to $0.20 per share (the “Amendment”).

The Amended Note revised and amended the terms of the original note, entered into between the Company and BMC on February 27, 2008, to extend the maturity date of such note from February 27, 2011, to February 27, 2013; to increase the amount of notice the Company is required to provide BMC in the event the Company desires to prepay the note from five (5) days to thirty (30) days); to subordinate the security for such note to the Company’s obligations due to and in connection with the drilling and completion of the Guijarral Hills development project and the payoff of the Company’s $300,000 promissory note due to Sun Resources Texas, Inc.; and to provide BMC the right to convert the amount outstanding under the note into shares of the Company’s common stock at the rate of $0.08 per share.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company entered into the Amended Note on January 5, 2011, which contains a conversion right, allowing BMC to convert the outstanding amount of the Amended Note into shares of the Company’s common stock at the rate of $0.08 per share. The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the entry into the Amended Note, since the transactions involving the Amended Note did not involve a public offering and the recipient was an “accredited investor”.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Amendment was approved by Eric McAfee on behalf of McAfee Capital and Clyde Berg, the majority shareholders of the Preferred Stock on January 5, 2011, and by the Board of Directors of the Company on January 10, 2011.  The Amendment which was affected pursuant to an Amended and Restated Certificate of Designations of the Company’s Series A Preferred Stock (the “Designation”) was filed with the Secretary of State of Texas on January 13, 2011, did not affect any changes to the terms or conditions of the Preferred Stock, other than to reduce the conversion price of such Preferred Stock from $0.50 per share to $0.20 per share, and to make other minor corresponding and related changes to the terms of such Designation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Designation of the Company’s Series A Convertible Preferred Stock
10.1(1)	2008 Secured Promissory Note with BMC
10.2*	Amendment No. 1 to 2008 Promissory Note with BMC

* Filed herewith.
(1) Filed as an exhibit to the Company’s Form 8-K, filed with the Commission on March 6, 2008, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Interim President and CEO

Date: January 13, 2011